UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 8, 2011

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On July 8, 2011, Unigene Laboratories, Inc. (the “Company”) purchased from Tarsa Therapeutics, Inc. (“Tarsa”) (i) a convertible promissory note (the “Subsequent Closing Note”) in the original principal amount of $1,301,142.81 and (ii) a warrant (the “Subsequent Closing Warrant”) to purchase up to an aggregate of 134,871 shares of Tarsa’s Series A Convertible Participating Preferred Stock.  This purchase was made pursuant to that certain agreement (the “Note Agreement”), dated as of April 8, 2011, by and among the Company, Tarsa, the three venture capital funds that formed Tarsa and certain Tarsa executives.  The Note Agreement and the terms of the Subsequent Closing Note and the Subsequent Closing Warrant are more fully described in the Current Report on Form 8-K which the Company filed with the Securities and Exchange Commission on April 13, 2011.

In addition to the notes and warrants which the Company purchased under the Note Agreement, including the Subsequent Closing Note and the Subsequent Closing Warrant, the Company currently owns 9,215,000 shares of Tarsa common stock.  After the July 8, 2011 investment, the Company owns 20% of Tarsa on a fully diluted basis.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Gregory T. Mayes, Vice President
Corporate Development and General Counsel
Date: July 11, 2011